EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
            100 Williams Street, 25th Floor, New York, NY 10038 USA
                    Tel: (212) 269-6300 Fax: (212) 771-6445

October 11, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Re: Van Kampen Focus Portfolios, Series 184 The Dow Strategic 10 Trust, October 1999 Traditional Series The Dow Strategic 5 Trust, October 1999 Traditional Series (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-87119

Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steve Miano
Director Fixed Income Data Operations